EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  December 15, 2020

Aspen Group Reports Year over Year Revenue Increase of 40% to a Record $17.0 Million in the Second Quarter Fiscal Year 2021, Raises Fiscal 2021 Revenue Growth Forecast by 300 Basis Points to 38%

NEW YORK, NY –December 15, 2020 - Aspen Group, Inc. ("Aspen Group" or "AGI") (Nasdaq: ASPU), an education technology holding company, today announced financial results for its 2021 fiscal second quarter ended October 31, 2020.

Second Quarter and Year to Date Fiscal Year 2021 Summary Results

	Three Months Ended		Six Months Ended
$ in millions, except per share data (rounding differences may occur)	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Revenue	$17.0	$12.1	$32.1	$22.4
GAAP Gross Profit[1]	$9.3	$7.6	$18.3	$13.4
GAAP Gross Margin (%)[1]	55%	63%	57%	60%
Operating Income (Loss)	($2.8)	($0.3)	($3.2)	($2.0)
Net Income (Loss)	($4.4)	($0.6)	($5.3)	($2.7)
Earnings (Loss) per Share	($0.19)	($0.03)	($0.23)	($0.14)
Adjusted Net Income (Loss)[2]	($1.2)	($0.1)	($1.1)	($1.6)
Adjusted Earnings (Loss) per Share[2]	($0.05)	($0.01)	($0.05)	($0.08)
EBITDA[2]	($2.3)	$0.5	($2.3)	($0.5)
Adjusted EBITDA[2]	$0.2	$1.4	$1.5	$1.3

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs & services, and amortization expense.

2 See reconciliations of GAAP to Non-GAAP financial measures under "Non-GAAP–Financial Measures" below.

"Aspen Group's consistent top-line performance is attributable to the focused execution of our growth strategy. Our high growth to date reflects our marketing spend prioritization to ramp enrollment in our high LTV degree programs. We have now begun executing our longer-term strategy of expanding our campus footprint into new metros with the successful launches of the Austin, Texas and Tampa, Florida pre-licensure campuses," stated Michael Mathews, Chairman and CEO of AGI.

Mr. Mathews continued, "During the second quarter, we strategically increased our investments in marketing and completed the expansion of our enrollment center to support the anticipated enrollment growth of our highest LTV programs and the launch of new campuses in Austin, Texas, and Tampa, Florida.  These investments, which precede revenue, reduced second quarter gross margin versus the prior quarter and year. Note that for the first time, revenue in the second quarter from USU (primarily MSN-FNP) and Aspen’s BSN Pre-Licensure, our two fastest-growing, highest LTV units, equaled 50% of total Company revenue. These two units are forecast to increase as a percentage of total company revenue in the coming quarters. As a result, we expect to meet or exceed historical gross margin levels as these new campuses mature and revenue from these units continues to grow.

On September 14, 2020, we announced that $10 million of secured convertible notes, issued by the Company on January 22, 2020, had achieved the conversion stock price threshold and converted into 1.4 million shares of common stock. As a result, Aspen Group removed $700,000 of annual interest expense from the P&L and is now debt-free. This quarter's interest expense reflects the acceleration of the Original Issuance Discount on the convertible notes for a non-cash expense of $1.4 million. Also, as previously announced, the Company incurred stock compensation expense from the vesting of two tranches of performance-based equity grants, one in August and one in September 2020. This accelerated vesting resulted in a non-cash expense of $1.2 million reported in the quarter's G&A expense line. Solid execution combined with the stock market rally since the March low lifted our share price to near all-time highs during the quarter and triggered the vesting.

Advertising spend quarter over quarter was an increase of $700,000. In the quarter, G&A was $11.3 million, and included, among other things, the non-cash charge related to the RSU vesting of $1.2 million, new campus costs, and growth opex. Growth opex G&A are expenses attributable to the new Enrollment Advisors, Academic and Financial Aid Advisors, and clinical operations personnel necessary to support future enrollment growth. Total costs related to the G&A growth spending for new campus costs and growth opex totaled $0.5 million. Should these charges and expenses be excluded, G&A grew at our stated goal of 50% of the revenue increase year-over-year. 3

In addition to increasing enrollment from two new campuses, we will be introducing double cohorts at our main Phoenix campus to reduce wait times for students entering the core BSN program. These added cohorts will increase the capacity by approximately 50% to 45 students each semester in the core program, for each of the six semester starts per year beginning in February 2021. Rising enrollment from larger cohorts is anticipated to increase our annual revenue run rate at our main campus by approximately $1.8 million starting in our fiscal fourth quarter.

Aspen Group is committed to supporting working adults and millennials in achieving their educational goals. Technology and innovation are at the core of our Company's DNA and integral to our mission to make college affordable. With a vertically integrated EdTech platform featuring a proprietary CRM system, we experience the highest conversion rates and the lowest enrollment costs in the for-profit education sector. This allows Aspen Group to offer our students affordable tuition rates, monthly payment plans, and flexible on-campus class schedules. These competitive advantages, along with our operational expertise, are the underpinnings of our long-term growth strategy to open ten new campuses throughout the southern United States in the next five years, with the objective of increasing our high LTV revenue streams and improving shareholder value."

Second Quarter Fiscal Year 2021 Financial and Operational Results vs. Second Quarter Fiscal Year 2020:

The table below shows, on a year-over-year basis, second quarter fiscal year 2021 Bookings increased 34% to $42.1 million, delivering a Company-wide average revenue per enrollment (APRU) increase of 12% to $15,825.

Second Quarter Bookings1 and Average Revenue Per Enrollment (ARPU)2

	Three Months Ended		Three Months Ended
$ in millions, except ARPU	October 31, 2020 Enrollments	October 31, 2020 Bookings	October 31, 2019 Enrollments	October 31, 2019 Bookings	Year-over-Year % Change of Total Bookings & ARPU
Aspen University	2,010	$30.5	1,823	$24.3
USU	649	$11.6	394	$7.0
Total	2,659	$42.1	2,217	$31.3	34%
ARPU		$15,825		$14,125	12%

1Bookings are defined by multiplying LTV by new student enrollments for each operating unit.

2Average Revenue Per Enrollment (ARPU) is defined by dividing total Bookings by total new student enrollments for each operating unit.

Revenues increased 40% to $17.0 million for the Q2 fiscal 2021 as compared to $12.1 million in Q2 fiscal 2020. USU accounted for approximately 29% and Aspen University's Pre-Licensure BSN program accounted for approximately 21% of overall Company revenues for Q2 fiscal 2021.

Gross profit increased to $9.3 million or 55% gross margin for Q2 fiscal 2021 versus $7.6 million or 63% gross margin. Aspen University gross profit represented 57% of Aspen University revenues for Q2 fiscal 2021, while USU gross profit equaled 56% of USU revenues for Q2 fiscal 2021. Aspen University instructional costs and services represented 20% of Aspen University revenues for Q2 fiscal 2021, while USU instructional costs and services equaled 26% of USU revenues for Q2 fiscal 2021. Aspen University marketing and promotional costs represented 20% of Aspen University revenues for Q2 fiscal 2021, while USU marketing and promotional costs equaled 18% of USU revenues for Q2 fiscal 2021.

For the second quarter of fiscal year 2021, net loss applicable to shareholders was ($4.4 million) or basic net loss per share of ($0.19) versus net loss applicable to shareholders of ($0.6 million) or basic net loss per share of ($0.03). Aspen University generated $2.2 million of net income for Q2 fiscal 2021, and USU generated $0.6 million of net income in Q2 fiscal 2021. AGI corporate incurred $5.6 million of operating expenses for Q2 fiscal 2021.

Adjusted Net Income (Loss), a non-GAAP financial measure, was ($1.2 million) for the second quarter of fiscal year 2021 as compared to Adjusted Net Loss of ($0.1 million) in the prior year period. Adjusted Earnings (Loss) Per Share, a non-GAAP financial measure, was ($0.05) for the second quarter of fiscal year 2021 as compared to Adjusted Loss per Share of ($0.01) in the prior year period.

EBITDA, a non-GAAP financial measure, was ($2.3 million) or (13%) margin in Q2 fiscal 2021 as compared to an EBITDA of $0.5 million or 4% margin in Q2 fiscal 2020. Adjusted EBITDA, a non-GAAP financial measure, was $0.2 million or 1% margin in Q2 fiscal 2021 as compared to an Adjusted EBITDA was $1.4 million or 11% margin in Q2 fiscal 2020.

Aspen University generated net income of $2.2 million, EBITDA of $2.7 million or 23% margin and Adjusted EBITDA of $3.4 million or 28% margin for Q2 fiscal 2021. Note that Aspen's pre-licensure BSN program accounted for $1.1 million of the $2.7 million EBITDA generated at Aspen University, operating at an EBITDA margin of 31% -- the highest margin unit of the Company. USU generated net income of $0.6 million, EBITDA of $0.6 million or 12% margin and $0.7 million of Adjusted EBITDA or 14% margin for Q2 fiscal 2021. AGI corporate generated net loss of $7.1 million, EBITDA of ($5.6 million) and Adjusted EBITDA of ($3.9 million) in Q2 fiscal 2021.

At October 31, 2020, the Company reported basic shares outstanding of approximately 24,416,000, an increase of approximately 2,056,000 shares from approximately 22,360,000 basic shares outstanding at the beginning of the quarter.  This is a result of the conversion of $10 million of Convertible Notes into 1.4 million shares as well as other employee exercises.

Liquidity

For the quarter ended October 31, 2020, the Company reported cash and cash equivalents of $12.2 million and restricted cash of $4.6 million. The Company used cash of ($1.4 million) in operations in the second quarter of fiscal year 2021, as compared to using ($0.3 million) in same period last year.

Conference Call:

Aspen Group will host a conference call to discuss its second quarter fiscal year 2021 financial results and business outlook on Tuesday, December 15, 2020, at 4:30 p.m. (ET). Aspen Group will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 9059076. Subsequent to the call, a transcript of the audiocast will be available from the Company's website at ir.aspen.edu. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 9059076.

Non-GAAP2 – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted Net Income (Loss), Adjusted Earnings (Loss) Per Share, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe that management, analysts and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance.

Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each Company under applicable SEC rules.

AGI defines Adjusted Net Income (Loss) as net earnings (loss) from operations adding back non-recurring charges and stock-based compensation expense as reflected in the table below.  Q2 Fiscal 2021 includes –non-cash stock-based compensation expense of $1.2 million related to the accelerated amortization expense for the price vesting of the Executive RSUs and non-recurring charges of $1.4 million related to the accelerated amortization expense of the original issue discount for the automatic conversion of $10 million of Convertible Notes on September 14, 2020.

The following table presents a reconciliation of net loss and earnings (loss) per share to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share:

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Earnings (loss) per share	$(0.19)	$(0.03)	$(0.23)	$(0.14)
Weighted average number of common stock outstanding*	22,791,503	18,985,371	22,763,235	18,859,344
Net loss	$(4,370,525)	$(638,168)	$(5,313,721)	$(2,713,450)
Add back:
Stock-based compensation	1,831,548	492,130	2,318,658	990,547
Non-recurring charges	1,362,819	—	1,906,203	132,949
Adjusted Net (Loss)	$(1,176,158)	$(146,038)	$(1,088,860)	$(1,589,954)

Adjusted (Loss) per Share	$(0.05)	$(0.01)	$(0.05)	$(0.08)

 ________________

*Same share count used for GAAP and non-GAAP financial measures.

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges such as stock based compensation and other items. Included in Q2 Fiscal 2021 is –non-cash stock-based compensation expense of $1.2 million related to the accelerated amortization expense for the price vesting of the Executive RSUs. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA is an important measure of our operating performance because it allows management, analysts and investors to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Net loss	$(4,370,525)	$(638,168)	$(5,313,721)	$(2,713,450)
Interest expense, net	1,529,517	426,694	1,984,740	846,761
Taxes	36,530	44,168	34,630	134,445
Depreciation and amortization	526,357	628,225	1,016,981	1,234,799
EBITDA	(2,278,121)	460,919	(2,277,370)	(497,445)
Bad debt expense	632,000	407,759	1,032,000	648,658
Stock-based compensation	1,831,548	492,130	2,318,658	990,547
Non-recurring charges	—	—	419,437	132,949
Adjusted EBITDA	$185,427	$1,360,808	$1,492,725	$1,274,709

3The following table presents a reconciliation of net loss to net loss, excluding growth spend and non-cash items:

	Q2 Fiscal 2021
	Amounts	Earnings (Loss) Per Share
Net Loss, as reported	$(4,370,525)	$(0.19)
Add back:
Growth spend (includes advertising, growth opex and new campus costs)	1,347,330
Non-cash items	2,561,761
Subtotal	3,909,091
Net Loss, excluding growth spend and non-cash items	$(461,434)	$(0.02)

3See reconciliations of GAAP to Non-GAAP financial measures under "Non-GAAP–Financial Measures" above.

Definitions

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company's universities, after giving effect to attrition.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total new student enrollments for each operating unit.

Marketing Efficiency Ratio ("MER") – is defined as revenue per enrollment divided by cost per enrollment.

EBITDA Margin – is defined as EBITDA divided by revenues. We believe EBITDA margin is useful for management, analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

NM – Not meaningful.

Subsequent to the call, a transcript of the audiocast will be available from the Company's website at ir.aspen.edu.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the second quarter of fiscal year 2021 and Q2 2021 Financial Results Presentation published on our website.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our expected fiscal 2021 revenue growth, the anticipated enrollment growth, the expected revenue from our pre-licensure BSN and the MSN-FNP programs as a percentage of revenue, the planned introduction of double cohorts in the core BSN program and the expected effect of this increase on our revenue run rate at our main campus, our estimates as to Lifetime Value, the expected future impact of bookings, and ARPU. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, student attrition, national and local economic factors including the effectiveness of the COVID-19 vaccine rollout on our class starts in the fiscal fourth quarter, and the competitive impact from the trend of major non-profit universities using online education and consolidation among our competitors. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2020, and prospectus supplement dated October 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2020	April 30, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,237,710	$14,350,554
Restricted cash	4,644,618	3,556,211
Accounts receivable, net of allowance of $2,523,293 and $1,758,920, respectively	17,995,485	14,326,791
Prepaid expenses	1,595,939	941,671
Other receivables	—	23,097
Other current assets	446,857	173,090
Total current assets	36,920,609	33,371,414

Property and equipment:
Computer equipment and hardware	755,972	649,927
Furniture and fixtures	1,013,103	1,007,099
Leasehold improvements	920,736	867,024
Instructional equipment	315,993	301,842
Software	7,373,655	6,162,770
Construction in progress	878,263	—
	11,257,722	8,988,662
Less accumulated depreciation and amortization	(3,830,290)	(2,841,019)
Total property and equipment, net	7,427,432	6,147,643
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	7,900,000
Courseware, net	100,369	111,457
Accounts receivable, net of allowance of $625,963 and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	10,246,622	6,701,136
Debt issue cost, net	34,722	182,418
Operating lease right of use assets, net	7,809,489	6,412,851
Deposits and other assets	486,176	355,831
Total assets	$75,982,180	$66,239,511

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	October 31, 2020	April 30, 2020
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,344,280	$1,505,859
Accrued expenses	1,820,396	537,413
Deferred revenue	8,628,498	3,712,994
Due to students	2,070,225	2,371,844
Operating lease obligations, current portion	1,670,277	1,683,252
Other current liabilities	259,339	545,711
Total current liabilities	16,793,015	10,357,073

Convertible notes, net of discount of $0 and $1,550,854, respectively	—	8,449,146
Operating lease obligations, less current portion	7,094,948	5,685,335
Total liabilities	23,887,963	24,491,554

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at October 31, 2020 and April 30, 2020	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized
24,416,539 issued and outstanding at October 31, 2020
21,770,520 issued and 21,753,853 outstanding at April 30, 2020	24,417	21,771
Additional paid-in capital	105,092,551	89,505,216
Treasury stock (0 and 16,667 shares at October 31, 2020 and April 30, 2020, respectively)	—	(70,000)
Accumulated deficit	(53,022,751)	(47,709,030)
Total stockholders’ equity	52,094,217	41,747,957
Total liabilities and stockholders’ equity	$75,982,180	$66,239,511

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2020	2019	2020	2019
Revenues	$16,971,045	$12,085,965	$32,136,607	$22,443,947

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	7,324,780	4,188,056	13,172,303	8,541,114
General and administrative	11,285,155	7,193,700	20,078,911	13,989,951
Bad debt expense	632,000	407,759	1,032,000	648,658
Depreciation and amortization	526,357	628,225	1,016,981	1,234,799
Total operating expenses	19,768,292	12,417,740	35,300,195	24,414,522

Operating loss	(2,797,247)	(331,775)	(3,163,588)	(1,970,575)

Other income (expense):
Other (expense) income, net	(7,080)	132,567	(130,378)	155,369
Interest expense	(1,529,668)	(428,960)	(1,985,125)	(852,649)
Total other expense, net	(1,536,748)	(296,393)	(2,115,503)	(697,280)

Loss before income taxes	(4,333,995)	(628,168)	(5,279,091)	(2,667,855)

Income tax expense	36,530	10,000	34,630	45,595

Net loss	$(4,370,525)	$(638,168)	$(5,313,721)	$(2,713,450)

Net loss per share - basic and diluted	$(0.19)	$(0.03)	$(0.23)	$(0.14)

Weighted average number of common stock outstanding - basic and diluted	22,791,503	18,985,371	22,763,235	18,859,344

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended October 31, 2020 and 2019

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at Balance at July 31, 2020	22,377,744	$22,378	$92,378,584	$(70,000)	$(48,652,226)	$43,678,736
Stock-based compensation	—	—	1,831,548	—	—	1,831,548
Common stock issued for stock options exercised for cash	502,412	502	944,830	—	—	945,332
Common stock issued for cashless stock options exercised	22,339	22	(22)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	132,109	132	(132)	—	—	—
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Cancellation of Treasury Stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(4,370,525)	(4,370,525)
Balance at October 31, 2020	24,416,539	$24,417	$105,092,551	$—	$(53,022,751)	$52,094,217

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at July 31, 2019	18,913,527	$18,914	$69,146,123	$(70,000)	$(44,125,247)	$24,969,790
Stock-based compensation	—	—	391,067	—	—	391,067
Common stock issued for stock options exercised for cash	90,950	90	192,432	—	—	192,522
Common stock issued for cashless stock options exercised	80,313	80	(80)	—	—	—
Common stock issued for cashless warrant exercise	57,526	58	(58)	—	—	—
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Amortization of restricted stock issued for services	—	—	42,754	—	—	42,754
Net loss	—	—	—	—	(638,168)	(638,168)
Balance at October 31, 2019	19,142,316	$19,142	$69,781,363	$(70,000)	$(44,763,415)	$24,967,090

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Six Months Ended October 31, 2020 and 2019

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957
Stock-based compensation	—	—	2,318,658	—	—	2,318,658
Common stock issued for stock options exercised for cash	917,587	918	2,214,397	—	—	2,215,315
Common stock issued for cashless stock options exercised	22,339	22	(22)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	132,109	132	(132)	—	—	—
Common stock issued for warrants exercised for cash	192,049	192	1,081,600	—	—	1,081,792
Modification charge for warrants exercised	—	—	25,966	—	—	25,966
Amortization of warrant based cost	—	—	18,250	—	—	18,250
Cancellation of Treasury Stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(5,313,721)	(5,313,721)
Balance at October 31, 2020	24,416,539	$24,417	$105,092,551	$—	(53,022,751)	$52,094,217

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428
Stock-based compensation	—	—	889,484	—	—	889,484
Common stock issued for stock options exercised for cash	112,826	113	237,600	—	—	237,713
Common stock issued for cashless stock options exercised	182,207	182	(182)	—	—	—
Common stock issued for cashless warrant exercise	76,929	77	(77)	—	—	—
Amortization of warrant based cost	—	—	18,565	—	—	18,565
Amortization of restricted stock issued for services	—	—	73,350	—	—	73,350
Restricted Stock Issued for Services, subject to vesting	104,803	104	(104)	—	—	—
Net loss	—	—	—	—	(2,713,450)	(2,713,450)
Balance at October 31, 2019	19,142,316	$19,142	$69,781,363	$(70,000)	$(44,763,415)	$24,967,090

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended October 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(5,313,721)	$(2,713,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,032,000	648,658
Depreciation and amortization	1,016,981	1,234,799
Stock-based compensation	2,318,658	889,484
Amortization of warrant based cost	18,250	18,565
Loss on asset disposition	—	3,918
Amortization of debt discounts	1,550,854	135,298
Amortization of debt issue costs	147,695	50,255
Modification charge for warrants exercised	25,966	—
Non-cash payments to investor relations firm	—	73,350
Changes in operating assets and liabilities:
Accounts receivable	(8,246,180)	(5,211,195)
Prepaid expenses	(654,268)	(378,184)
Other receivables	23,097	1,833
Other current assets	(273,767)	(172,507)
Deposits and other assets	(171,303)	304,676
Accounts payable	838,421	(511,473)
Accrued expenses	1,282,983	88,243
Deferred Rent	—	(25,902)
Due to students	(301,619)	727,710
Deferred revenue	4,915,504	3,052,996
Other current liabilities	(286,372)	(242,181)
Net cash used in operating activities	(2,076,821)	(2,025,107)
Cash flows from investing activities:
Purchases of courseware and accreditation	(11,375)	(9,575)
Purchases of property and equipment	(2,233,348)	(1,244,078)
Net cash used in investing activities	(2,244,723)	(1,253,653)
Cash flows from financing activities:
Proceeds from warrants exercised	1,081,792	—
Proceeds from stock options exercised	2,215,315	237,713
Net cash provided by financing activities	3,297,107	237,713

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Six Months Ended October 31,
	2020	2019
Net decrease in cash, cash equivalents and restricted cash	$(1,024,437)	$(3,041,047)
Cash, cash equivalents and restricted cash at beginning of period	17,906,765	9,967,752
Cash, cash equivalents and restricted cash at end of period	$16,882,328	$6,926,705

Supplemental disclosure cash flow information
Cash paid for interest	$285,749	$652,121
Cash paid for income taxes	$38,608	$49,595

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of Convertible Notes	$10,000,000	$—
Right-of-use lease asset offset against operating lease obligations	$851,733	$7,469,167
Common stock issued for services	$—	$178,447

The following table provides a reconciliation of cash and restricted cash reported within the unaudited consolidated balance sheets that sum to the same such amounts shown in the unaudited consolidated statements of cash flows:

	October 31, 2020	October 31, 2019
Cash and cash equivalents	$12,237,710	$6,472,417
Restricted cash	4,644,618	454,288
Total cash, cash equivalents and restricted cash	$16,882,328	$6,926,705